UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 8, 2010 (February 2, 2010)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

990 Highland Drive, Suite 206 Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 720-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Material Agreements

Pursuant to a Settlement Agreement dated February 2, 2010, by and among Surge Global Energy, Inc. ("Surge"), 1350826 Alberta Ltd. (formerly known as Surge Global Energy (Canada) Ltd. and Signet Energy, Inc. ("Alberta") and Andora Energy Corporation ("Andora"), Surge agreed to pay Andora's indemnified expenses in connection with two prior legal actions arising from litigation with Dynamo Energy Corporation (both of which had previously been dismissed in the United States and Canada)  in an amount equal to Canadian $600,000 (approximately US$561,000).  Pursuant to this Settlement Agreement, in lieu of a cash payment, the Escrow Agent has been instructed to release 375,000 of Andora escrow shares to Andora, and release and deliver to Surge the remainder of shares held in escrow.

After this agreement, Surge will own 3,231,499 shares of Andora (approximately 5% on a fully diluted basis). The Settlement Amount had previously been accrued in its entirety on Surge’s prior period financial statements.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits

10.89 –
Settlement Agreement dated February 2, 2010, by and among Surge Global Energy, Inc. ("Surge"), 1350826 Alberta LTD. (formerly known as Surge Global Energy (Canada) Ltd. and Signet Energy, Inc. ("Alberta") and Andora Energy Corporation ("Andora").  *

____________
* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: February 8, 2010	By: /s/ E. Jamie Schloss
E. Jamie Schloss, Chief Executive Officer